Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

UNITED FINANCIAL BANCORP, INC.

Effective as of September 20, 2017

i

ii

Amended and Restated
Bylaws
of
United Financial Bancorp, Inc.
(Effective as of September 20, 2017)

ARTICLE I. OFFICE

The home office of United Financial Bancorp, Inc. (the “Corporation”) is in Hartford, Connecticut.

ARTICLE II. SHAREHOLDERS

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors may designate from time to time.

Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held on such day and at such time and place as the Board of Directors may designate.

Section 3. Special Meetings. Subject to the terms of the Certificate of Incorporation, Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the Secretary upon the written request of a majority of the Directors or the holders of not less than ten (10%) of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Secretary of the Corporation. Business to be transacted at any special meeting shall be limited to the purpose or purposes stated in the notice to such meeting.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with any requirements prescribed by applicable law or these Bylaws or adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or Chief Executive Officer to preside at such meetings.

Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under the provisions of the Connecticut Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 7. Voting Requirements. All shareholder votes require that a meeting be duly held and a quorum present. Director nominees shall be elected by the affirmative vote of the majority of votes cast (broker non-votes are not deemed to be “cast”) at a meeting of shareholders at which directors are to be elected, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of Board seats to be filled at that shareholder meeting. On all other matters, unless specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, the Connecticut Banking Laws, or other applicable law, the proposal (s) shall be approved by the affirmative vote of the majority of votes cast (broker non-votes are not deemed to be “cast”)..

Section 8. Voting Lists. After fixing the record date for the meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder of record, the shareholder’s agent or attorney at any time during usual business hours beginning two (2) business days after the notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record, the shareholder’s agent or attorney during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 9. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the Certificate of Incorporation.

Section 10. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the Secretary of the Corporation, the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. A proxy shall be filed with the Secretary of the Corporation prior to the meeting to the extent required by Connecticut law. No proxy shall be valid more than eleven (11) months from the date of its execution unless a longer period is expressly provided in the appointment.

Section 11. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 13. No Cumulative Voting. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose, including, but not limited to, the election of Directors.

Section 14. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspector’s determinations. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the Chief Executive Officer. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the Corporation.

Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, and the validity of proxies and ballots; counting and tabulating all votes or consents; and determining the result.

Section 15. New Business. Any new business to be taken up at the annual meeting other than at the direction of the Board of Directors shall be stated in writing and filed with the Secretary of the Corporation at least thirty (30) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal other than at the direction of the Board of Directors shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees.

Section 16. Director Nominations. Any nominations of Directors by shareholders of record shall be stated in writing and filed with the Secretary of the Corporation at least one hundred (100) days prior to any meeting of shareholders called for the election of directors; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination shall be filed with the Secretary of the Corporation not later than ten (10) business days following the earlier of (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made. All nominations must comply with the Board of Directors’ nomination policy.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The property, business and affairs of the Corporation shall be under the direction of its Board of Directors.

Section 2.    Board Composition.

(a)     Effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 14, 2013, by and between United Financial Bancorp, Inc. (“United”) and Rockville Financial, Inc. (“Rockville”), as the same may be amended from time to time (the “Merger Agreement”)) and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall consist of ten (10) Directors, half of whom shall be former members of the Board of Directors of Rockville chosen by Rockville (the “Former Rockville Directors”), including William H. W. Crawford, IV, and half of whom shall be former members of the Board of Directors of United (other than Richard B. Collins, who will be replaced by J. Jeffrey Sullivan) chosen by United (the “Former United Directors”). The Former United Directors and Former Rockville Directors shall be apportioned among the classes of the Board of Directors as nearly evenly as is possible. The placement of specific Former United Directors by class shall be as determined by United, and the placement of specific Former Rockville Directors by class shall be as determined by Rockville, in each case subject to the preceding sentence; provided, however, that each of Messrs. Crawford and Sullivan shall be placed in the class whose term shall expire at the Corporation’s first annual meeting of shareholders following the Effective Time (or special meeting in lieu thereof) and, subject to satisfaction of the Corporation’s then-existing re-nomination policies and criteria applicable to incumbent directors, shall be nominated for a full term; and provided further, however, that all Former Rockville Directors and Former United Directors (or any successors thereto nominated in accordance with these Bylaws) whose terms shall expire at the Corporation’s first and second annual meetings of shareholders following the Effective Time (or special meetings in lieu thereof), subject to satisfaction of the Corporation’s then-existing re-nomination policies and criteria applicable to incumbent Directors, shall be nominated for full terms. During the period (the “Three-Year Period”) beginning immediately following the Effective Time and extending through the point in time immediately prior to the later of the Corporation’s third annual meeting of shareholders following the Effective Time (or special meeting in lieu thereof) or the 2017 annual meeting of shareholders (collectively, the “Third Annual Meeting”), the number of Directors of the Corporation shall be as determined by a two-thirds vote of the entire Board of Directors; provided that the Board of Directors shall consist of an equal number of Former Rockville Directors and Former United Directors. Following the expiration of the Three-Year Period (for the avoidance of doubt, the election of Directors at the Third Annual Meeting shall be deemed for purposes of these Bylaws to follow the expiration of the Three-Year Period, and the provisions of this sentence shall apply to such election), the number of Directors of the Corporation shall be as determined by a two-thirds vote of the entire Board of Directors, and the requirement to have an equal number of Former Rockville Directors and Former United Directors shall expire. Subject to Article IV of these Bylaws, each of the Former Rockville Directors and Former United Directors shall serve on committees of the Board of Directors, consistent with their expertise and interest, and based on the needs of the Board of Directors and the requirements of such positions.

(b)    The Board of Directors has resolved that, effective as of the Effective Time and notwithstanding any other provision of these Bylaws that may be to the contrary, Robert A. Stewart, Jr. shall serve as Chairman of the Board of Directors and Raymond H. Lefurge, Jr. shall serve as Vice Chairman of the Board of Directors. If, during the Three-Year Period, (i) Robert A. Stewart, Jr. cannot serve as Chairman of the Board of Directors, then a new Chairman of the Board of Directors shall be elected by a majority vote of the Former United Directors, or (ii) Mr. Lefurge cannot serve as Vice Chairman of the Board of Directors, then a new Vice Chairman of the Board of Directors shall be elected by a majority vote of the Former Rockville Directors.

(c)     Until the expiration of the Three-Year Period, the provisions of this Section 2 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 2 may be adopted, only by an affirmative vote of at least two-thirds of the full Board of Directors.

Section 3. Regular Meetings. A regular meeting of the Board of Directors for the appointment of officers and the transaction of any other business that may come before such meeting shall be held without other notice than this Bylaw following the annual meeting of shareholders. The Board of Directors shall meet regularly without notice at a time and place fixed by resolution of the Board of Directors. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4. Qualifications. A Director need not be a resident of the State of Connecticut or a shareholder of the Corporation. Any person under the age of twenty-five (25) is ineligible to be elected to the Board of Directors. No person aged seventy (70) years or more is eligible for election or re-election as a Director; provided, however, that, during the Three-Year Period (for the avoidance of doubt, the election of Directors at the Third Annual Meeting shall be deemed to follow the expiration of the Three-Year Period), no Former United Director or Former Rockville Director who served as a Director as of the Effective Time shall be ineligible for re-election as a Director by virtue of being aged seventy (70) years or more at the time of re-election.

Section 5. Special Meetings. Special Meetings of the Board of Directors may be held upon the call of the Chief Executive Officer or Chairman at any time; and the Chief Executive Officer or Chairman must, upon written request of any two Directors, stating the purpose thereof, call a Special Meeting to be held not less than seven (7) or more than fifty (50) days after the receipt of such request. Written notice of the date, time, place and general purpose of all Special Meetings of the Board of Directors shall be given to each Director in person or by mail to the residence or usual place of business of each Director at least five (5) days prior to the date of such meeting.

Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by law or by these Bylaws.

Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the Directors and delivered to the Corporation. Such consents shall be filed with the Secretary in the minute books of the Corporation.

Section 9. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the Board of Directors, the Chairman of the Board or the Corporation. Such resignation shall take effect when delivered unless the notice specifies a later effective date upon receipt by the Chairman of the Board or the Chief Executive Officer.

Section 10. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors; provided, however, that, during the Three-Year Period, the Board of Directors shall consider for election only nominees recommended by the Governance and Nominating Committee. A Director elected to fill a vacancy, including a vacancy resulting from an increase in the number of Directors, shall be elected to serve for a term expiring at the next annual meeting at which Directors are elected and which such Director’s successor shall have been elected and qualified.

Section 11. Director Nominations. During the Three-Year Period, but excluding nominations with respect to the Third Annual Meeting, the Governance and Nominating Committee shall nominate for election to the full Board of Directors in accordance with applicable federal securities laws and applicable stock listing regulations, by majority vote of the Former Rockville Directors serving on the Governance and Nominating Committee (with respect to election of a successor to a Former Rockville Director (it being understood that a Former Rockville Director may be re-elected as his or her successor)) or by majority vote of the Former United Directors serving on the Governance and Nominating Committee (with respect to election of a successor to a Former United Director (it being understood that a Former United Director may be re-elected as his or her successor)), as the case may be, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders. During the Three-Year Period, (a) any person elected to replace a Former Rockville Director shall be deemed to be a “Former Rockville Director” for all purposes under these Bylaws and (b) any person elected to replace a Former United Director shall be deemed to be a “Former United Director” for all purposes under these Bylaws.

Beginning with nominations for election to the Board at the Third Annual Meeting, the Governance and Nominating Committee shall recommend to the full Board of Directors, by majority vote, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders. Beginning with nominations for election to the Board at the Third Annual Meeting, the Board of Directors shall nominate Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and shall fill vacancies on the Board in between annual shareholder meetings from the candidates recommended by the Governance and Nominating Committee in accordance with the foregoing procedure.

Section 12. Compensation. The Board of Directors shall have authority to fix fees of Directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (c) he or she shall file a written notice of such dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director may be removed only for cause by a vote of the holders of not less than two-thirds (2/3) of the Board of Directors and eighty percent (80%) of the shares then entitled to vote at an election of Directors.

ARTICLE IV. COMMITTEES

Section 1. Appointment. Effective as of the Effective Time, the Board of Directors shall maintain the following Committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. The designation of any committee pursuant to this Section 1 and the delegation of authority shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation. The Board may establish other committees from time to time.

Section 2. Executive Committee. Effective as of the Effective Time, the Board of Directors shall appoint an Executive Committee. During the Three-Year Period, (a) the Executive Committee shall consist of eight (8) Directors, four (4) of whom shall be Former Rockville Directors and four (4) of whom shall be Former United Directors, (b) the Chairman of the Executive Committee shall be the Chairman of the Board and (c) the Executive Committee shall include the Chairman of the Board, the Vice Chairman of the Board, the Chairmen of each of the Audit, Compensation and Governance and Nominating Committees, an at-large Former United Director and two at-large Former Rockville Directors (provided that the Chairman of the Risk Committee of United Bank (successor to Rockville Bank) shall be one of the at-large Former Rockville Directors to the extent such Chairman is serving on the Board of Directors of the Corporation). Except as required by law or as otherwise provided by the Board of Directors, the Executive Committee shall be vested with the full powers and authority of the Board of Directors of the Corporation.

Section 3. Audit Committee. Effective as of the Effective Time, the Board of Directors shall appoint an Audit Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations. During the Three-Year Period, (a) the Audit Committee shall consist of an equal number of Former Rockville Directors and Former United Directors unless the Board unanimously determines otherwise and (b) the Chairman of the Audit Committee shall be a Former United Director and shall be designated by a majority vote of the Former United Directors. At least one (1) one member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing regulations, or disclosure must be made in accordance with applicable securities disclosure rules. The Audit Committee shall, annually, have an audit or examination of the books, records, accounts and affairs of the Corporation made by certified public accountants selected by the Audit Committee in accordance with the Connecticut General Statutes and applicable federal securities laws. The Audit Committee shall have authority to determine what other or further audits or examinations of the Corporation or its affairs shall be made, the extent thereof and by whom the same shall be made and to arrange therefore.

Section 4. Compensation Committee. Effective as of the Effective Time, the Board of Directors shall appoint a Compensation Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations. During the Three-Year Period, (a) the Compensation Committee shall consist of an equal number of Former Rockville Directors and Former United Directors unless the Board unanimously determines otherwise and (b) the Chairman of the Compensation Committee shall be a Former Rockville Director and shall be designated by a majority vote of the Former Rockville Directors. The Compensation Committee shall have such powers as are delegated from time to time by the Board of Directors.

Section 5. Governance and Nominating Committee. Effective as of the Effective Time, the Board of Directors shall appoint a Governance and Nominating Committee, all of the members of which shall be independent as required by applicable federal securities laws and any applicable stock listing regulations.

During the Three-Year Period, (a) the Governance and Nominating Committee shall consist of an equal number of Former Rockville Directors and Former United Directors unless the Board unanimously determines otherwise and (b) the Chairman of the Governance and Nominating Committee shall be a Former United Director and shall be designated by a majority vote of the Former United Directors. Until (and excluding elections to the Board at) the Third Annual Meeting, the Governance and Nominating Committee shall nominate persons for election and/or re-election in accordance with applicable federal securities laws, any applicable stock listing regulations and these Bylaws. Beginning with nominations for election to the Board at the Third Annual Meeting, and in accordance with applicable federal securities laws and stock listing requirements, the Governance and Nominating Committee shall recommend to the Board of Directors, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board between annual meetings of shareholders. The Governance and Nominating Committee shall have such other powers as are delegated from time to time by the Board of Directors.

Section 6. Other Committees. The Board of Directors may by resolution establish other Committees composed of Directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof. Notwithstanding the foregoing, during the Three-Year Period, (a) any such resolution of the Board of Directors shall be approved by two-thirds of the full Board of Directors and (b) each Committee shall consist of an equal number of Former Rockville Directors and Former United Directors.

Section 7. Quorum. A majority of the members of any Committee shall constitute a quorum, and the vote of a majority of the members present at a meeting shall be the act of the Committee.

Section 8. Amendments. During the Three-Year Period, the provisions of this Article IV may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Article IV may be adopted, only by an affirmative vote of at least two-thirds of the full Board of Directors.

ARTICLE V. OFFICERS

Section 1. Positions. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or a Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or other designation. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices. Except as otherwise provided herein, any two (2) or more offices may be held by the same person.

Section 2. Chairman and Vice Chairman of the Board. It shall be the duty of the Chairman of the Board to preside, when present, at all meetings of the Board of Directors. The Chairman shall perform such duties and have such powers as may from time to time be prescribed by statutes or by these Bylaws, or by the Board of Directors. The Chairman of the Board of Directors may not serve as the Chief Executive Officer of the Corporation. The Vice Chairman of the Board shall assume the duties of the Chairman in his or her absence. The Vice Chairman shall also perform such duties as may be prescribed from time to time by the Board of Directors; during the Three-Year Period, he or she shall assist with the integration of the Former United Directors and Former Rockville Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall have the active management of the business, property and affairs of the Corporation, subject to the authority of the Board of Directors. The Chief Executive Officer shall be responsible for driving the strategic objectives of the Corporation. In the absence of the Chairman and Vice Chairman of the Board, the Chief Executive Officer may preside at meetings of the Board of Directors, or with his or her approval a chairman of the meeting may be appointed to preside. He or she shall perform such duties and have such powers as are incident to the office of the Chief Executive Officer and as may from time to time be prescribed by statute or by these Bylaws, or by the Board of Directors. As of the Effective Time, William H. W. Crawford, IV shall be appointed as Chief Executive Officer. The removal of Mr. Crawford from, or the failure to appoint Mr. Crawford to, the Chief Executive Officer position, and any amendment to or termination of any employment agreement with Mr. Crawford, prior to the expiration of the Three-Year Period, and any determination not to nominate Mr. Crawford as a Director of the Corporation, prior to the Third Annual Meeting, shall each require the affirmative vote of at least two-thirds of the full Board of Directors, excluding Mr. Crawford.

Section 4. President. The President shall be an executive officer reporting on a straight line to the Chief Executive Officer and shall have such line authority as designated by the Chief Executive Officer and shall otherwise assist the Chief Executive Officer in the active management of the business, property and affairs of the Corporation, subject to the authority of the Board of Directors. As of the Effective Time, J. Jeffrey Sullivan shall be appointed as President. The removal of Mr. Sullivan from, or the failure to appoint Mr. Sullivan to, the President position, and any amendment to or termination of any employment agreement with Mr. Sullivan, prior to the expiration of the Three-Year Period, and any determination not to nominate Mr. Sullivan as a Director of the Corporation, prior to the Third Annual Meeting, shall each require the affirmative vote of at least two-thirds of the full Board of Directors, excluding Mr. Sullivan.

Section 5. Appointment and Term of Office. The officers of the Corporation shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting, such appointment shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly appointed and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable regulations; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article V.

Section 6. Removal. Except as otherwise provided in these Bylaws, any officer may be removed by the Board of Directors at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.

Section 7. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 8. Remuneration. The remuneration of the named executive officers shall be determined by, or at the direction of, the Board of Directors or the Human Resources Committee pursuant to policies developed by such bodies from time to time in compliance with applicable law, regulations and rules.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. Except as otherwise prescribed by law or these Bylaws with respect to certificates for shares and subject always to the directions of the Board of Directors, the Chief Executive Officer may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 2. Loans. Subject always to the specific directions of the Board of Directors, no loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless executed in its name by the Chief Executive Officer or the President or such officer as may be designated by the Chief Executive Officer or the President. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. Subject always to the specific directions of the Board of Directors, all checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Chief Executive Officer or the President.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Connecticut Business Corporation Act, and shall be entered into the books of the Corporation and registered as they are issued. Any registered shareholder shall be entitled to a physical stock certificate upon written request to the transfer agent or registrar of the Corporation. In the case of certified shares, certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and permitted by law. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the Chief Financial Officer, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate, if such shares were represented by a certificate, for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Subject to any applicable restrictions on transfer and ownership of securities, and unless otherwise provided by the Board of Directors, transfers of capital stock of the Corporation, if such stock is certificated, shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel the uncertificated shares and issue new equivalent uncertificated shares or certificated shares to the shareholder entitled thereto. Such transfers of stock shall be recorded on the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Any or all of the signatures required by this Section may be made by facsimile.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December of each year.

ARTICLE IX. DIVIDENDS

The Board of Directors may authorize and the Corporation may pay dividends and make distributions to shareholders to the extent permitted by law. Such dividends will be payable to shareholders of record at the close of business on the date determined by the Board of Directors provided that if the Board of Directors does not designate the record date for determining shareholders entitled to a distribution, it shall be the date the Board of Directors authorizes the distribution. Such distribution shall be paid on a named day not more than seventy (70) days thereafter, and the Directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the Directors of the Corporation. Dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE X. CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Seal” and “Connecticut”.

ARTICLE XI. INDEMNIFICATION

The Corporation shall indemnify and reimburse each current and former Director, officer or employee of this Corporation, or any other agent or person performing on behalf of the Corporation, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Corporation pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

ARTICLE XII. AMENDMENTS

These Bylaws may be amended by: (i) the approval of the amendment by a majority vote of the Board of Directors, unless a different vote requirement is prescribed by these Bylaws; or (ii) a majority vote of the votes cast by the shareholders of the Corporation at any meeting providing that an amendment by the shareholders to the provisions of Articles II, III or XII shall require a vote of not less than eighty percent (80%) of the outstanding capital stock of the Corporation. No Bylaws shall be amended or repealed unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken.